Product supplement no. 181-A-I	Registration Statement No. 333-155535
To prospectus dated November 21, 2008 and	Dated February 3, 2010
prospectus supplement dated November 21, 2008	Rule 424(b)(2)

Review Notes Linked to a Weighted Basket of Indices or a Single Index, Converted into U.S. Dollars

General

  JPMorgan Chase & Co. may offer and sell review notes linked to a weighted basket of indices (which we refer to as the Basket) or a single index, converted into U.S. dollars, from time to time. This product supplement no. 181-A-I describes terms that will apply generally to the review notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. A separate index supplement or the relevant terms supplement will describe any index not described in this product supplement and to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to a weighted basket of indices or a single index, each converted into U.S. dollars, as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-58.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, any of the Basket Indices, any of the Underlying Currencies or any of the component stocks underlying the Basket Indices.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:

The relevant terms supplement will specify the indices composing the basket (the “Basket”). Indices composing the Basket may each be referred to as a “Basket Index,” and collectively, the “Basket Indices.”

In certain cases, the notes may be linked to a single Basket Index and that Basket Index may be referred to as the “Index.” See “Description of Notes —Notes linked to a Single Index.”
Automatic Call:

If the Basket Closing Level on any Review Date is greater than or equal to the applicable Call Level set forth in the relevant terms supplement, the notes will be automatically called for a cash payment that will be set forth in the relevant terms supplement.

Call Level:

A separate terms supplement will specify the minimum Basket Closing Level, referred to as a Call Level, which triggers an automatic call on a Review Date and payment of the applicable call premium. Unless otherwise specified in the relevant terms supplement, the Call Level for the final Review Date will not be greater than the Starting Basket Level (or Strike Level, if applicable).

Payment if Called:

If the notes are automatically called, for every $1,000 principal amount note, you will receive $1,000 plus the call premium amount applicable to the Review Date on which the notes are automatically called. The call premium applicable to each Review Date will be specified in the relevant terms supplement.

Payment at Maturity (Notes with a Buffer):	For notes with a buffer, unless otherwise specified in the relevant terms supplement, if the notes have not been previously called and the Ending Basket Level is less than the Call Level for the final Review Date (and therefore the notes are not automatically called on the final Review Date), but the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by a percentage that is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity. Unless otherwise specified in the relevant terms supplement, if, however, the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket Closing Level below the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (Basket Return + buffer amount %) x leverage factor]
If applicable, the “leverage factor” will be a number set forth in the relevant terms supplement. If no leverage factor is specified in the relevant terms supplement and the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, your payment at maturity per $1,000 principal amount note will be $1,000 + [$1,000 x (Basket Return + buffer amount %)].

For notes with a buffer, if the notes are not automatically called and the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity.

(continued on next page)

Investing in the Review Notes involves a number of risks. See “Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 181-A-I, the accompanying prospectus supplement and prospectus, any related index supplement or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

February 3, 2010

Key Terms (continued):

Payment at Maturity (Notes without a Buffer):	For notes without a buffer, unless otherwise specified in the relevant terms supplement, if the notes have not been previously called and the Ending Basket Level is less than the Call Level for the final Review Date (and therefore the notes are not automatically called on the final Review Date), you will lose 1% of the principal amount of your notes for every 1% that the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 x Basket Return)
For notes without a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity.
Buffer Amount:	If applicable, a percentage as specified in the relevant terms supplement.
Leverage Factor:	If applicable, a number as specified in the relevant terms supplement.
Basket Return:	Unless otherwise specified in the relevant terms supplement:
Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date or such other date as specified in the relevant terms supplement. However, if the notes are linked to a single Basket Index, the “Starting Basket Level” will be deemed to be the “Index Starting Level.”

Ending Basket Level:

Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on the final Review Date. However, if the notes are linked to a single Basket Index, the “Ending Basket Level” will be deemed to be the “Index Closing Level.”

Strike Level:

The relevant terms supplement may specify a Basket level other than the Starting Basket Level, which we refer to as the “Strike Level,” to be used for calculating the Basket Return and the amount payable at maturity, if any. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return.

Basket Closing Level:	Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any relevant trading day will be calculated as follows:
100 x [1 + sum of (Index Return of each Basket Index x Index Weighting of each such Basket Index)]
Index Return:	Unless otherwise specified in the relevant terms supplement, with respect to each Basket Index, on any trading day:
Index Closing Level – Index Starting Level Index Starting Level
Index Weighting:	With respect to each Basket Index, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Index Weightings for all Basket Indices will equal 100% or 1, as applicable. In certain circumstances, the notes may be linked to a single Basket Index, in which case the Index Weighting will not be applicable.
If applicable, the relevant terms supplement will specify either (i) the weight of each Basket Index in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Index will be determined. For example, if the relevant terms supplement specifies that a Basket Index is weighted to compose 18% of the value of the Basket, the Index Weighting for that Basket Index is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Basket Indices, the Basket Index with the greater Index Return will make up 70% of the value of the Basket, and the Basket Index with the lesser Index Return will make up 30% of the value of the Basket.
Index Starting Level:

Unless otherwise specified in the relevant terms supplement, with respect to a Basket Index, the Adjusted Closing Level of such Basket Index on the pricing date or such other date as specified in the relevant terms supplement.

Index Closing Level:

Unless otherwise specified in the relevant terms supplement, with respect to a Basket Index on any trading day, the Adjusted Closing Level of such Basket Index on such trading day. However, if the notes are linked to a single Basket Index, the “Index Closing Level” will be the Adjusted Closing Level of such Basket Index on the final Review Date or such other date as specified in the relevant terms supplement. See “Description of Notes— Notes linked to a Single Basket Index.”

Adjusted Closing Level:

Unless otherwise specified in the relevant terms supplement, with respect to a Basket Index on any trading day, the closing level of such Basket Index on such trading day multiplied by the Exchange Rate of such Basket Index on such trading day.

Exchange Rate:

Unless otherwise specified in the relevant terms supplement, with respect to each Basket Index, the “Exchange Rate” on any trading day will be the spot rate in the interbank market of U.S. dollars per one unit of the Underlying Currency of such Basket Index, expressed as either (i) the number of U.S. dollars per one unit of the Underlying Currency of such Basket Index or (ii) one divided by the amount of Underlying Currency of such Basket Index per U.S. dollar, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page as specified in the relevant terms supplement, or any substitute Reuters or Bloomberg page; provided that if the Underlying Currency is U.S. dollars (or its Successor Currency), the Exchange Rate for such Underlying Currency will be equal to 1.0. The relevant terms supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and the approximate time of the day at which the relevant page will be consulted to determine the Exchange Rate. If a currency disruption event with respect to an Underlying Currency has occurred or is continuing, or a Currency Succession Event with respect to an Underlying Currency has occurred, the method of determining the relevant Exchange Rate may be modified. See “General Terms of Notes — Currency Disruption Events” and “General Terms of Notes — Currency Succession Events.”

Key Terms (continued):

Underlying Currency:

With respect to each Basket Index, the “Underlying Currency” is the currency in which such Basket Index (or any relevant successor index) is denominated, as specified in the relevant terms supplement, or any relevant successor currency. See “General Terms of Notes — Currency Succession Events”.

Review Dates:

As specified in the relevant terms supplement. Review Dates are subject to postponement in the event of certain market disruption events and currency disruption events and as described under “Description of Notes – Payment at Maturity.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and currency disruption events and as described under “Description of Notes – Payment at Maturity.”

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any related index supplement, this product supplement no. 181-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any related index supplement, and this product supplement no. 181-A-I and with respect to JPMorgan Chase & Co. This product supplement no. 181-A-I, together with the relevant terms supplement, any related index supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any related index supplement, this product supplement no. 181-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 181-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related index supplement, this product supplement no. 181-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 181-A-I, any related index supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. A separate index supplement or the relevant terms supplement will describe an index not described in this product supplement and to which the notes are linked. Capitalized terms used but not defined in this product supplement no. 181-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related index supplement. The term “note” refers to each $1,000 principal amount of our Review Notes Linked to a Weighted Basket of Indices or a Single Index, Converted into U.S. Dollars.

General

     The Review Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a weighted basket of equity indices (the “Basket”) or a single index, converted into U.S. dollars, as specified in the relevant terms supplement (each index, a “Basket Index” and collectively, the “Basket Indices”). The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement, as well as any related index supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity, you will receive a payment in cash, the timing and amount of which will vary depending on the performance of the Basket, whether the notes are automatically called prior to maturity and whether the notes have a Strike Level, buffer and/or leverage factor and which will be calculated in accordance with the formula set forth below.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 181-A-I and any related index supplement. The terms described in that document supplement those described herein and in any related index supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Automatic Call

     The notes will be automatically called and subject to mandatory redemption if the Basket Closing Level on any Review Date is greater than or equal to the applicable Call Level set forth in the relevant terms supplement that triggers an automatic call and payment of the applicable call premium amount. Unless otherwise specified in the relevant terms supplement, the Call Level for the final Review Date will not be greater than the Starting Basket Level (or Strike Level, if applicable).

     If the notes are automatically called, for every $1,000 principal amount note, you will receive $1,000 plus the call premium amount, which we collectively refer to as the “call price,” applicable to the Review Date on which the notes are automatically called. The call premium is a percentage that will vary depending on the particular Review Date and will be specified in the relevant terms supplement. The call premium amount is equal to $1,000 multiplied by the call premium. The payment per $1,000 principal amount note upon an automatic call on a Review Date will be calculated as follows:

$1,000 + (applicable call premium x $1,000)

     If the notes are automatically called on a Review Date other than the final Review Date, we will redeem each note and pay the applicable call price on the third business day after the applicable Review Date. If the notes are called on the final Review Date, we will redeem each note and pay the applicable call price on the maturity date.

     The “Review Dates” will be specified in the relevant terms supplement and each such date is subject to adjustment as described under “— Postponement of a Review Date” below.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement, and is subject to adjustment if such day is not a business day or if the final Review Date is postponed as described above. We will also specify whether or not the notes have a buffer and the amount of any such buffer in the relevant terms supplement.

     Notes With a Buffer

     For notes with a buffer, unless otherwise specified in the relevant terms supplement, if the notes have not been previously called and the Ending Basket Level is less than the Call Level for the final Review Date (and therefore the notes are not automatically called on the final Review Date), but the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by a percentage that is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity. Unless otherwise specified in the relevant terms supplement, if, however, the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket Closing Level below the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (Basket Return + buffer amount %) x leverage factor]

     If applicable, the “leverage factor” will be a number set forth in the relevant terms supplement. If no leverage factor is specified in the relevant terms supplement and the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, your payment at maturity per $1,000 principal amount note will be $1,000 + [$1,000 x (Basket Return + buffer amount %)].

     For notes with a buffer, if the notes are not automatically called and the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity.

     Notes Without a Buffer

     For notes without a buffer, unless otherwise specified in the relevant terms supplement, if the notes have not been previously called and the Ending Basket Level is less than the Call Level for the final Review Date (and therefore the notes are not automatically called on the final Review Date), you will lose 1% of the principal amount of your notes for every 1% that the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return)

     For notes without a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity.

     Unless otherwise specified in the relevant terms supplement, the “Basket Return” is calculated as follows:

Ending Basket Level – Starting Basket Level (or Strike Level, if applicable)
Basket Return =
Starting Basket Level (or Strike Level, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” is set equal to 100 on the pricing date or such other date as specified in the relevant terms supplement. However, if the notes are linked to a single Basket Index, the “Starting Basket Level” will be deemed to be the “Index Starting Level.” See “— Notes linked to a Single Basket Index.”

     The relevant terms supplement may specify a Basket level other than the Starting Basket Level, which we refer to as the “Strike Level,” to be used for calculating the Basket Return and the amount payable at maturity, if any. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return.

     Unless otherwise specified in the relevant terms supplement, the “Ending Basket Level” is the Basket Closing Level on the final Review Date. However, if the notes are linked to a single Basket Index, the “Ending Basket Level” will be deemed to be the “Index Closing Level.” See “— Notes linked to a Single Basket Index.”

     Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant trading day will be calculated as follows:

100 x [1 + sum of (Index Return of each Basket Index x Index Weighting of each such Basket Index)]

     The “Index Weighting” with respect to each Basket Index, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Index Weightings for all Basket Indices will equal 100% or 1, as applicable. In certain circumstances, the notes may be linked to a single Basket Index, in which case the Index Weighting will not be applicable. If applicable, the relevant terms supplement will specify either (i) the weight of each Basket Index in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Index will be determined. For example, if the relevant terms supplement specifies that a Basket Index is weighted to compose 18% of the value of the Basket, the Index Weighting for that Basket Index is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Basket Indices, the Basket Index with the greater Index Return will make up 70% of the value of the Basket, and the Basket Index with the lesser Index Return will make up 30% of the value of the Basket.

     Unless otherwise specified in the relevant terms supplement, the “Index Return” with respect to each Basket Index, on any trading day, is calculated as follows:

Index Closing Level – Index Starting Level
Index Return =
Index Starting Level

     Unless otherwise specified in the relevant terms supplement, the “Index Starting Level” means, with respect to a Basket Index, the Adjusted Closing Level of such Basket Index on the pricing date or such other date as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Index Closing Level” means, with respect to a Basket Index on any trading day, the Adjusted Closing Level of such Basket Index on such trading day. However, if the notes are linked to a single Basket Index, the “Index Closing Level” will be deemed to be the Adjusted Closing Level of such Basket Index on the final Review Date or such other date as specified in the relevant terms supplement. See “— Notes linked to a Single Basket Index.”

     Unless otherwise specified in the relevant terms supplement, the “Adjusted Closing Level” means, with respect to a Basket Index on any trading day, the closing level of such Basket Index on such trading day multiplied by the Exchange Rate of such Basket Index on such trading day.

     The “closing level” with respect to a Basket Index on any trading day will equal the official closing value of such Basket Index or any successor index thereto (as described under “General Terms of Notes —Discontinuation of a Basket Index; Alteration of Method of Calculation”) published following the regular official weekday close of trading on that trading day. In certain circumstances, the “closing level” for a Basket Index will be based on the alternative calculation of such Basket Index described under “General Terms of Notes — Discontinuation of a Basket Index; Alteration of Method of Calculation.”

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Index, the “Exchange Rate” on any trading day will be the spot rate in the interbank market of U.S. dollars per one unit of the Underlying Currency of such Basket Index, expressed as either (i) the number of U.S. dollars per one unit of the Underlying Currency of such Basket Index or (ii) one divided by the amount of Underlying Currency of such Basket Index per U.S. dollar, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page as specified in the relevant terms supplement, or any substitute Reuters or Bloomberg page; provided that if the Underlying Currency is U.S. dollars (or its Successor Currency), the Exchange Rate for such Underlying Currency will be equal to 1.0. The relevant terms supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and the approximate time of the day at which the relevant page will be consulted to determine the Exchange Rate. If a currency disruption event with respect to an Underlying Currency has occurred or is continuing, or a Currency Succession Event with respect to an Underlying Currency has occurred, the method of determining the relevant Exchange Rate may be modified as described under “General Terms of Notes — Currency Disruption Events” and “General Terms of Notes — Currency Succession Events.”

     Unless otherwise specified in the relevant terms supplement, the “Underlying Currency” means, with respect to each Basket Index, the currency in which such Basket Index (or any relevant successor index) is denominated, as specified in the relevant terms supplement, or any relevant successor currency. See “General Terms of Notes — Currency Succession Events”.

     If applicable, the “buffer amount” will be a percentage as specified in the relevant terms supplement.

     If applicable, the “leverage factor” will be a number as specified in the relevant terms supplement.

     With respect to each Basket Index, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying such Basket Index or the relevant successor index, and (ii) the exchanges on which futures or options contracts related to such Basket Index or the relevant successor index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

     With respect to a Basket Index, a “currency business day,” is a day on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market occur in The City of New York and the principal financial center for the Underlying Currency of such Basket Index as specified in the relevant terms supplement (b) banking institutions in The City of New York and such principal financial center for the Underlying Currency of such Basket Index are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the relevant terms supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open, each as determined by the calculation agent.

     The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event, a currency disruption event or otherwise, the final Review Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Review Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events and currency disruption events under “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Currency Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Postponement of a Review Date

     Notes linked to a Basket

     If any Review Date is not a trading day or is not a currency business day with respect to any Basket Index or if there is a market disruption event or a currency disruption event with respect to any Basket Index on such Review Date (any such Basket Index affected by a non-trading day, a non-currency business day, a market disruption event or a currency disruption event, a “Disrupted Basket Index”), the applicable Review Date will be postponed to the latest date on which a closing level or an Exchange Rate for any such Disrupted Basket Index used to determine the Adjusted Closing Level of such Disrupted Basket Index for such Review Date, as postponed, is determined (as described below):

     (1) for each Basket Index (other than a Disrupted Basket Index), the closing level and the Exchange Rate for such Basket Index on the original scheduled Review Date will be used to calculate the Adjusted Closing Level for such Basket Index for such Review Date;

     (2) for each Disrupted Basket Index that is subject to a non-trading day or a market disruption event on the originally scheduled Review Date, the closing level and the Exchange Rate for such Disrupted Basket Index on the immediately succeeding trading day during which no market disruption event for such Disrupted Basket Index shall have occurred or be continuing will be used to calculate the Adjusted Closing Level for such Basket Index, provided that if such trading day is not a currency business day with respect to such Disrupted Basket Index or if there is a currency disruption event with respect to such Disrupted Basket Index on such trading day, the Exchange Rate for such Disrupted Basket Index on the currency business day for such Basket Index during which no currency disruption event for such Disrupted Basket Index shall have occurred or be continuing immediately succeeding such trading day will be used instead; and

     (3) for each Disrupted Basket Index that is subject to a non-currency business day or a currency disruption event (but not subject to a non-trading day or a market disruption event) on the originally scheduled Review Date, the closing level for such Disrupted Basket Index on the originally scheduled Review Date and the Exchange Rate for such Disrupted Basket Index on the immediately succeeding currency business day for such Disrupted Basket Index during which no currency disruption event for such Disrupted Basket Index shall have occurred or be continuing will be used to calculate the Adjusted Closing Level for such Disrupted Basket Index for such Review Date.

     For the avoidance of doubt, if a Review Date is to be postponed as described above and there are two or more Disrupted Basket Indices, such Review Date will be postponed to the latest date on which a closing level or an Exchange Rate for any such Disrupted Basket Index is determined as described above. Under these circumstances, the calculation agent will calculate the Adjusted Closing Level for each Basket Index for such Review Date using the closing levels and/or Exchange Rates on different days.

     In no event, however, will any Review Date be postponed more than eight scheduled trading days following the date originally scheduled to be such Review Date. If the Review Date is being postponed due to a non-trading day or a market disruption event with respect to any Disrupted Basket Index and the eighth scheduled trading day following the date originally scheduled to be the applicable Review Date is not a trading day with respect to any Disrupted Basket Index, or if there is a market disruption event with respect to any Disrupted Basket Index on such eighth scheduled trading day, the calculation agent will determine the closing level for any such Disrupted Basket Index for such Review Date on such eighth scheduled trading day in accordance with the formula for and method of calculating such closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such eighth scheduled trading day of each security most recently constituting such Disrupted Basket Index. If the Review Date is postponed to the eighth scheduled trading day following the date originally scheduled to be the applicable Review Date and an Exchange Rate for a Disrupted Basket Index is to be determined on such eighth scheduled trading day, but such eighth scheduled trading day is not a currency business day with respect to such Disrupted Basket Index, or if there is a currency disruption event with respect to such Disrupted Basket Index on such eighth scheduled trading day, the calculation agent will determine the Exchange Rate for such Disrupted Basket Index on such eighth scheduled trading day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Exchange Rate and any other information that it deems relevant.

     Notes Linked to a Single Basket Index

     If any Review Date is not a trading day or a currency business day or if there is a market disruption event or a currency disruption event on such Review Date, the applicable Review Date will be postponed to the latest date on which the closing level or the Exchange Rate for the Basket Index used to determine the Adjusted Closing Level of the Basket Index for such Review Date, as postponed, is determined (as described below):

     (1) if the applicable Review Date is being postponed due to a non-trading day or a market disruption event, the closing level and the Exchange Rate for the Basket Index on the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing will be used to calculate the Adjusted Closing Level for the Basket Index for such Review Date, provided that if such trading day is not a currency business day or if there is a currency disruption event on such trading day, the Exchange Rate for the Basket Index on the currency business day during which no currency disruption event shall have occurred or be continuing immediately succeeding such trading day will be used instead; and

     (2) if the applicable Review Date is being postponed due to a non-currency business day or a currency disruption event (but not a non-trading day or a market disruption event), the closing level for the Basket Index on the originally scheduled Review Date and the Exchange Rate for the Basket Index on the immediately succeeding currency business day during which no currency disruption event shall have occurred or be continuing will be used to calculate the Adjusted Closing Level for the Basket Index for such Review Date.

     In no event, however, will any Review Date be postponed more than eight scheduled trading days following the date originally scheduled to be such Review Date. If the Review Date is being postponed due to a non-trading day or a market disruption event and the eighth scheduled trading day following the date originally scheduled to be the applicable Review Date is not a trading day, or if there is a market disruption event on such eighth scheduled trading day, the calculation agent will determine the closing level for the Basket Index for such Review Date on such eighth scheduled trading day in accordance with the formula for and method of calculating such closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such eighth scheduled trading day of each security most recently constituting the Basket Index. If the Review Date is postponed to the eighth scheduled trading day following the date originally scheduled to be the applicable Review Date and the Exchange Rate for the Basket Index is to be determined on such eighth scheduled trading day, but such eighth scheduled trading day is not a currency business day, or if there is a currency disruption event on such eighth scheduled trading day, the calculation agent will determine the Exchange Rate for the Basket Index on such eighth scheduled trading day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Exchange Rate and any other information that it deems relevant.

     With respect to each Basket Index, a “scheduled trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which (i) the relevant exchanges (as defined below) for securities underlying such Basket Index or the relevant successor index, and (ii) the exchanges on which futures or options contracts related to such Basket Index or the relevant successor index are traded are scheduled to open for trading for their respective regular trading sessions.

Notes Linked to a Single Basket Index

     If the notes are linked to a single Basket Index, unless otherwise specified in the relevant terms supplement, all references to (1) the “Basket” will be deemed to refer to the “Basket Index” and may be referred to as the “Index” in the relevant terms supplement, (2) the “Basket Return” will be deemed to refer to the “Index Return” and may be referred to as the “Index Return” in the relevant terms supplement, (3) the “Ending Basket Level” will be deemed to refer to the “Index Closing Level” and may be referred to as the “Ending Index Level” in the relevant terms supplement and (4) the “Starting Basket Level” will be deemed to refer to the “Index Starting Level” and may be referred to as the “Initial Index Level” in the relevant terms supplement. In addition, the relevant terms supplement may refer to the Basket Index to which the notes are linked as the “Index.”

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Basket, any of the Basket Indices, any of the Underlying Currencies or any of the component securities underlying the Basket Indices. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not pay interest or guarantee the return of your investment.

     The notes do not pay interest and may not return any of your investment. If the notes have not been automatically called, the amount payable to you at maturity, if any, will be determined pursuant to the terms described in this product supplement no. 181-A-I and the relevant terms supplement. For notes with a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount. For notes without a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity. The relevant terms supplement will specify whether the notes have a buffer and/or Strike Level.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

The appreciation potential of the notes is limited.

     Your investment in the notes will result in a gain if the Basket Closing Level on any of the Review Dates is greater than or equal to the applicable Call Level set forth in the relevant terms supplement, which triggers an automatic call and the payment of the applicable call price. This gain will be limited to the call premium applicable to the Review Date on which the notes are called, regardless of the appreciation of the Basket, which may be greater than the applicable call premium.

The notes are subject to automatic call prior to maturity and the corresponding reinvestment risk.

     The term of the notes may be limited by the automatic call feature of the notes. The notes will be automatically called prior to the maturity date if the Basket Closing Level on any Review Date is greater than or equal to the applicable Call Level. Because of this automatic call feature, the term of your investment in the notes may be limited to a period that is shorter than the original term of the notes. If the notes are called early, the holding period over which you would receive the per annum return could be significantly less than the full term of the notes. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to the maturity date.

For notes linked to a Basket, the Basket Indices may not be equally weighted.

     Unless otherwise specified in the relevant terms supplement, for notes linked to a Basket, the Basket Indices may have different weights in determining the value of the Basket, depending on the Index Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Basket consists of five Basket Indices and that the Index Weightings are 25%, 30%, 15%, 20% and 10% respectively. One consequence of such an unequal weighting of the Basket Indices is that the same percentage change in two of the Basket Indices may have different effects on the Basket Closing Level. For example, if the Index Weighting for Basket Index A is greater than the Index Weighting for Basket Index B, a 5% decrease in Basket Index A or in the applicable Exchange Rate will have a greater effect on the Basket Closing Level than a 5% decrease in Basket Index B or in the applicable Exchange Rate.

For notes linked to a Basket, the weight of each Basket Index may be determined on a date other than the pricing date.

     For notes linked to a Basket, if so specified in the relevant terms supplement, the weight of each Basket Index in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Indices in the Basket will be determined based on the relative magnitude of the Index Return of each Basket Index on the applicable Review Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Index until a date later than the pricing date, and you may not know the weight assigned to each Basket Index in the Basket prior to the applicable Review Date.

For notes linked to a Basket, changes in the value and Exchange Rates of the Basket Indices may offset each other.

     Unless otherwise specified in the relevant terms supplement, for notes linked to a Basket, price movements in the Basket Indices may not correlate with each other. At a time when the value of one or more of the Basket Indices increases, the value of the other Basket Indices may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level or the Basket Closing Level on a Review Date, increases in the value of one or more of the Basket Indices may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Indices, particularly if the Basket Indices that appreciate are of relatively low weight in the Basket. Similarly, movements in the Exchange Rates of the Basket Indices may not correlate with each other. At a time when the Exchange Rate of one of the Basket Indices increases, the Exchange Rate of another Basket Index may not increase as much or may decline. Therefore, in calculating the Basket Closing Level (including the Ending Basket Level), increases in the Exchange Rates of one or more of the Basket Indices may be moderated, or more than offset, by lesser increases or declines in the Exchange Rates of one or more of the other Basket Indices. In addition, price movements in the Basket Indices and movements in the Exchange Rates may not correlate with each other. At a time when the value or Exchange Rate of a Basket Index increases, the Exchange Rate or value, respectively, of such Basket Index may decline. Therefore, in calculating the Basket Closing Level (including the Ending Basket Level), increases in the value or Exchange Rate of a Basket Index may be moderated, or more than offset, by declines in the Exchange Rate or value, respectively, of such Basket Index. There can be no assurance that the Basket Closing Level on any Review Date will be greater than or equal to the applicable Call Level or that, for notes with a buffer, the Ending Basket Level will not be less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount. You may lose some or all of your investment in the notes if the notes are not automatically called and, for notes with a buffer, the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount. See “—Risks Relating to an Underlying Currency” for additional currency-related risks.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes may be linked to a single Basket Index.

     If so specified in the relevant terms supplement, the notes may be linked to a single Basket Index, rather than a Basket of Basket Indices. In such cases, you will not benefit from any potential diversification that may be provided by a Basket of different Basket Indices.

The notes are designed to be held to maturity, unless automatically called prior to maturity.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity unless automatically called and redeemed prior to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Basket Indices and their corresponding Exchange Rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes may be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the Basket Indices and the Exchange Rates;
  the time to maturity of the notes;
  the dividend rate on the common stocks underlying the Basket Indices (while not paid to holders of the notes, dividend payments on the equity securities underlying Basket Indices may influence the levels of the Basket Indices and the market value of options on Basket Indices and therefore affect the value of the notes);
  interest and yield rates in the market generally as well as in each of the markets of the equity securities underlying the Basket Indices;
  correlation (or lack thereof) between Basket Indices, between Exchange Rates and between Basket Indices and Exchange Rates;
  economic, financial, political, regulatory or judicial events that affect the equity securities included in the Basket Indices, stock markets generally, the value of the Underlying Currencies or the U.S. dollar or currency markets generally, or the economies of the originating countries of such currencies and which may affect the Basket Closing Level on any Review Date; and
  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

     You cannot predict the future performance of the Basket based on its historical performance. The value of the Basket may decrease such that you may not receive any return of your investment. In addition, we cannot guarantee that the Basket Closing Level will be at or above the applicable Call Level on a Review Date and trigger an automatic call. For notes with a buffer, if the notes are not automatically called and the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. For notes without a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity.

     Furthermore, the return on your investment will be determined, in part, by changes in the Exchange Rates, which may result in the loss of some or all of your initial investment, even if there have been increases in the levels of the Basket Indices during the term of the notes.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to adversely affect the value of the notes prior to maturity.

     While the payment upon an automatic call or at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. Such agent’s estimated cost includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours trade the equity securities underlying the Basket Indices, the Underlying Currencies and the U.S. dollar and other financial instruments related to the Basket Indices and their component stocks, the Underlying Currencies and the U.S. dollar on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to one or more of the Basket Indices. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of one or more of the Basket Indices and, accordingly, could affect the value of the notes, the likelihood that the notes will be automatically redeemed and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in business with companies the equity securities of which are included in one of the Basket Indices, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about companies the equity securities of which are included in one of the Basket Indices. Any prospective purchaser of notes should undertake an independent investigation of each company the equity securities of which are included in one of the Basket Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Basket Indices, the equity securities that compose the Basket Indices, the Underlying Currencies or the U.S. dollar. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     We or our affiliates may currently or from time to time engage in trading activities related to the Underlying Currencies and the U.S. dollar. These trading activities could potentially affect the Exchange Rates of the Basket Indices, which would affect the value of the notes. In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and any prospective purchaser of the notes should undertake an independent investigation of the Underlying Currencies and their related Exchange Rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

     JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Index Starting Level and Index Closing Level of each Basket Index, the Ending Basket Level, the Strike Level, if applicable, the Basket Return if the notes are not automatically called, the Index Return for each Basket Index, the Exchange Rate and the Adjusted Closing Level of each Basket Index on any relevant trading day, whether the automatic call feature has triggered a mandatory redemption and the amount, if any, that we will pay you upon an automatic call or at maturity. The calculation agent will also determine whether there has been a market disruption event, a currency disruption event or a discontinuation of any Basket Index or a Currency Succession Event and whether there has been a material change in the method of calculation of any of the Basket Indices. The calculation agent will also be responsible for determining the Exchange Rate for an Underlying Currency if the Exchange Rate is not available on Reuters or Bloomberg, as applicable, and selecting a Successor Currency, if applicable. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Basket Closing Level on any Review Date and consequently, the Basket Return if the notes are not automatically called and calculating the amount that we are required to pay you, if any, upon an automatic call or at maturity. Market disruptions might also prevent the calculation agent from properly valuing the Adjusted Closing Level of a Basket Index on any trading day. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that any Review Date and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes – Market Disruption Events.”

Historical performance of each Basket Index should not be taken as an indication of the future performance of such Basket Index during the terms of the notes.

     The actual performance of each Basket Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Basket Index. The trading prices of the equity securities will determine the level of such Basket Index. As a result, it is impossible to predict whether the level of each of the Basket Indices will rise or fall.

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, in December 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 181-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risks Relating to a Basket Index

If the notes are linked to one or more Basket Indices that are not total return indices, your return on the notes will not reflect dividends on the equity securities included in such Basket Indices.

     If the notes are linked to one or more Basket Indices that are not total return indices, your return on the notes will not reflect the return you would realize if you actually owned the equity securities of the companies included in such Basket Indices and received the dividends paid on those equity securities. This is because, assuming the notes are not automatically called, the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Basket Level on the final Review Date, which is based on the Index Closing Level of each Basket Index on the final Review Date. The Index Closing Level of a Basket Index that is not a total return index reflects the prices of the equity securities as calculated in such Basket Index, without taking into consideration the value of dividends paid on those equity securities. If the notes are automatically called, you will receive the applicable call price as the final payment on the notes, without taking into consideration the value of any dividends paid on the equity securities of the companies included in a Basket Index that is not a total return index.

The sponsor of a Basket Index (each an “Index Sponsor”) may adjust such Basket Index in a way that affects its level, and such Index Sponsor has no obligation to consider your interests.

     The Index Sponsor of a Basket Index is responsible for calculating and maintaining such Basket Index. Such Index Sponsor can add, delete or substitute the equity securities underlying such Basket Index or make other methodological changes that could change the level of such Basket Index. You should realize that the changing of equity securities included in such Basket Index may affect such Basket Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, such Index Sponsor may alter, discontinue or suspend calculation or dissemination of such Basket Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor of a Basket Index has no obligation to consider your interests in calculating or revising such Basket Index. See the relevant index description section below, any related index supplement or the relevant terms supplement for additional information.

We are currently one of the companies that make up the S&P 500® Index, but, to our knowledge, we are not currently affiliated with any other company included in the Basket Indices.

     We are currently one of the companies that make up the S&P 500® Index. To our knowledge, we are not currently affiliated with any of the other companies the stock of which is represented in the Basket Indices. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the stocks underlying the Basket Indices or your notes. None of the money you pay us will go to the applicable Index Sponsors or any of the other companies included in the Basket Indices, and none of those companies will be involved in the offering of the notes in any way. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes. See any related index supplement or the relevant terms supplement for additional information on whether we are one of the companies included in such Indices.

     In the event we become affiliated with any issuers the equity securities of which are included in a Basket Index, we will have no obligation to consider your interests as a holder of the notes in taking any action with respect to such issuer that might affect the value of your notes.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

     Some or all of the equity securities that compose a Basket Index may have been issued by non-U.S. companies. Investments in securities linked in whole or in part to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes where the Basket includes a Basket Index composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the closing level of a Basket Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of such Basket Indices based on their historical performance. The value of any such Basket Index may decrease such that you may not receive any return of your investment. There can be no assurance that the closing level of any such Basket Index will not decrease so that at maturity, you will not lose some or all of your investment.

Risks Relating to an Underlying Currency

A decrease in the value of the Underlying Currencies relative to the U.S. dollar may adversely affect your return on the notes.

     The return on the notes is based on the performance of the Basket Indices and the Exchange Rates. The Index Closing Level of each Basket Index is determined based on the Adjusted Closing Level of such Basket Index, which is the closing level of such Basket Index, converted into U.S. dollars based on the applicable Exchange Rate. Accordingly, any depreciation in the value of the Underlying Currencies relative to the U.S. dollar (or conversely, any increase in the value of the U.S. dollar relative to the Underlying Currencies) may adversely affect your return on the notes. If the U.S. dollar significantly appreciates relative to the Underlying Currencies, the Basket Return may be reduced, and any such reduction will have the effect of reducing or eliminating the amount payable in respect of the notes at maturity.

The notes are subject to currency exchange risk.

     Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of each Underlying Currency and the U.S. dollar is at any moment a result of the supply and demand for that currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the Underlying Currencies’ countries, the United States, and economic and political developments in other relevant countries.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;
  existing and expected interest rate levels;
  the balance of payments in the Underlying Currencies’ countries and the United States and between each country and its major trading partners; and
  the extent of governmental surplus or deficit in the Underlying Currencies’ countries and the United States.

     All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the Underlying Currencies’ countries and the United States and those of other countries important to international trade and finance.

The liquidity, trading value and amounts payable under the notes could be affected by the actions of the governments of the originating nations of the Underlying Currencies and the United States.

     Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. Unless such an event constitutes a currency disruption event or a Currency Succession Event, there will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the Underlying Currencies, the U.S. dollar or any other currency. In addition, the price of the notes and payment on the scheduled maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of the Underlying Currencies and remittances abroad with respect to the Basket Indices or other de facto restrictions on the repatriation of U.S. dollars, such as a currency disruption event. See “General Terms of Notes — Currency Disruption Events” and “General Terms of Notes — Currency Succession Events.”

The absence of last-sale and other information about the Underlying Currencies may affect the price of the notes.

     There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the Exchange Rates used to calculate the Basket Return and therefore your return on the notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

     In addition, certain relevant information relating to the originating countries of the Underlying Currencies may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Underlying Currencies and must be prepared to make special efforts to obtain that information on a timely basis.

The current global financial crisis can be expected to heighten currency exchange risks.

     In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the value of the Underlying Currencies relative to the U.S. dollar. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.

Changes in interest rates may affect the trading value of the notes.

     We expect that changes in interest rates will affect the trading value of the notes. In general, assuming no change in the closing level of each Basket Index, if interest rates in the United States increase, we expect the trading value of the notes will decrease and, conversely, if the interest rates in the United States decrease, we expect that the trading value of the notes will increase.

     If interest rates increase or decrease in markets based on any Underlying Currency, the trading value of the notes may be adversely affected. Interest rates may affect the economies of the countries issuing the Underlying Currencies or the United States, and, in turn, the Exchange Rates. Prior to maturity, the impact of interest rates in the United States and the interest rates in the countries issuing the Underlying Currencies may either offset or magnify each other.

Suspensions or disruptions of market trading in the currency markets may adversely affect the amount payable at maturity and/or the market value of the notes.

     The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. These circumstances could affect the value of the Underlying Currencies and the U.S. dollar, the Exchange Rates and the Basket and, therefore, whether an automatic call is triggered or, if an automatic call is not triggered, the amount payable at maturity and the market value of the notes.

One or more the Underlying Currencies and/or the U.S. dollar may be replaced by other currencies following a Currency Succession Event.

     If an Underlying Currency or the U.S. dollar is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or any country or economic region, as applicable, in which the lawful currency is an Underlying Currency or the U.S. dollar (the “Relevant Country”) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event (each such event, a “Currency Succession Event”), such Underlying Currency or the U.S. dollar will be replaced with another currency (a “Successor Currency”). In the event of any such Currency Succession Event, you will become subject to the performance of the Successor Currency relative to the U.S. dollar or the performance of the Underlying Currencies relative to the Successor Currency, as applicable. In addition, if an Underlying Currency is replaced with a Successor Currency that is the same as another Underlying Currency, the weight of such Underlying Currency in the Basket will be effectively increased. You should read “General Terms of Notes —

Currency Succession Events” in order to understand these and other adjustments that may be made to your notes. The occurrence of a Currency Succession Event and the consequent adjustments may materially and adversely affect the value of the notes.

If the notes are linked to an index not described in this product supplement, a separate index supplement or the relevant terms supplement may provide additional risk factors relating to such index.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed $45.00 per $1,000 principal amount note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more Basket Indices, the equity securities underlying one or more Basket Indices, the Underlying Currencies or U.S. dollars or instruments the value of which is derived from one or more Basket Indices or their underlying equity securities, the Underlying Currencies or U.S. dollars. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the level of one or more Basket Indices, and therefore, effectively establish a higher level that the relevant Basket Index must achieve to trigger an automatic call or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in one or more Basket Indices, the equity securities underlying one or more Basket Indices, the Underlying Currencies or U.S. dollars or instruments the value of which is derived from one or more Basket Indices, their underlying equity securities, the Underlying Currencies or U.S. dollars. Although we have no reason to believe that any of these activities will have a material impact on the level of any of the Basket Indices or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE DOW JONES EURO STOXX 50® INDEX

     We have derived all information contained in this product supplement regarding the Dow Jones EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the Dow Jones EURO STOXX 50® Index.

     The Dow Jones EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

     The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company (“Dow Jones”) and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Dow Jones EURO STOXX 50® Index Composition and Maintenance

     The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 18 Dow Jones EURO STOXX® Supersector indices, which represent the Eurozone portion of the Dow Jones STOXX 600® Supersector indices. The Dow Jones STOXX 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

     The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

     The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

     The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50® Index Calculation

     The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

free float market capitalization
of the Dow Jones EURO STOXX 50® Index
Index =	x 1,000
adjusted base date market capitalization
of the Dow Jones EURO STOXX 50® Index

     The “free float market capitalization of the Dow Jones EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

     The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A / B New number of shares = old number of shares * B / A Divisor: no change	(2) Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases
(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change	(4) Stock dividend of another company: Adjusted price = (closing price * A – price of other company * B) / A Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – dividend announced
                         by company * (1 – withholding tax))
                         * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of
                         shares ) – (tender price * number of
                         tendered shares)) / (old number of
                         shares – number of tendered shares)

New number of shares = old number of shares –
number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A – price of spun-off shares *B) / A Divisor: decreases
(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.
If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price *
                         C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares *
                                        ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription
                         price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares *
                                        ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

License Agreement with STOXX Limited

     We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as “STOXX Limited”). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to JPMorgan Chase & Co. other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to JPMorgan Chase & Co. or the notes. STOXX Limited has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

     STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN JPMORGAN CHASE & CO. AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

     THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION, NEW YORK, USA (THE “LICENSORS”), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE HANG SENG® INDEX

     We have derived all information contained in this product supplement regarding the Hang Seng® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, HSI Services Limited (“HSI”), a wholly owned subsidiary of Hang Seng Bank. We make no representation or warranty as to the accuracy or completeness of such information. The Hang Seng® Index is calculated, maintained and published by HSI. HSI has no obligation to continue to publish, and may discontinue publication of, the Hang Seng® Index.

     The Hang Seng® Index is reported by Bloomberg L.P. under the ticker symbol “HSI.”

     The Hang Seng® Index was first calculated and published on November 24, 1969. The Hang Seng® Index is a free-float adjusted market capitalization weighted stock market index of The Stock Exchange of Hong Kong Ltd. (“HKSE”) and purports to be an indicator of the performance of the Hong Kong stock market.

Index Composition

     Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng® Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng® Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are shares of mainland China companies listed on HKSE.

     To be eligible for selection in the Hang Seng® Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months. From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Index directly reflecting that of the market; and (3) the financial performance of the companies.

     A constituent of the Hang Seng® Index will be removed from the Hang Seng® Index if it has been suspended from trading for one month. Such a constituent may be retained in the Hang Seng® Index only in exceptional circumstances if it is believed that it is highly likely that the constituent will resume trading in the near future.

Hang Seng® Index Calculation

     From September 11, 2006, and phased in over a period of 12 months to September 2007, the calculation methodology of the Hang Seng® Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management. A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng® Index and is updated half-yearly.

     A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor. Additional re-capping is performed upon constituent changes.

The Stock Exchange of Hong Kong Ltd.

     Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

     Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time, or 11:30 p.m. or 2:55 a.m., Eastern Standard Time.

     The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

     An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the Index may be limited by suspension of trading of individual equity securities which compose the Index which may, in turn, adversely affect the value of the notes.

Licensing Agreement with HSI Services Limited

     We have entered into an agreement with HSI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Hang Seng® Index, which is owned and published by HSI, in connection with certain securities, including the notes.

     The Hang Seng® Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name of the Hang Seng® Index are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng® Index by JP Morgan Chase & Co., in connection with the notes (the “Product”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng® Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY JP MORGAN CHASE & CO. IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HANG SANG® INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SEND DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

THE HANG SENG CHINA ENTERPRISES INDEX

     We have derived all information contained in this product supplement regarding the Hang Seng China Enterprises Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, HSI Services Limited (“HSI”), a wholly owned subsidiary of Hang Seng Bank. We make no representation or warranty as to the accuracy or completeness of such information. The Hang Seng China Enterprises Index is calculated, maintained and published by HSI. HSI has no obligation to continue to publish, and may discontinue publication of, the Hang Seng China Enterprises Index.

     The Hang Seng China Enterprises Index is reported by Bloomberg L.P. under the ticker symbol “HSCEI.”

     The Hang Seng China Enterprises Index was launched on August 8, 1994 as a market-capitalization weighted index consisting of all the Hong Kong listed H-shares of Chinese enterprises one year after the first H-share company was listed on The Stock Exchange of Hong Kong Ltd. (“HKSE”). H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese state-owned enterprises. With the launch of the 200-stock Hang Seng Composite Index (“HSCI”) on October 3, 2001, the Hang Seng China Enterprises Index became part of the Hang Seng Composite Index Series (the “HSCI Series”). Since then, constituents of the Hang Seng China Enterprises Index comprise only the largest H-share companies included in the HSCI.

Index Composition

     To be included in the HSCI and be eligible for inclusion in the Hang Seng China Enterprises Index, a component stock must have a primary listing on the Main Board of the HKSE, and the issuer of such component stock must not have (i) a secondary listing in Hong Kong, (ii) stocks listed on the Growth Enterprises Market or (iii) preference shares, debt securities or other derivatives. A component stock is removed from the HSCI following the semi-annual review process if (a) it experienced more than 20 trading days without turnover during the preceding 12 months (excluding days on which such component stock was suspended from trading) or (b) the component stock’s 12-month average market capitalization rank falls to the 240th position or below. Component stocks with less than one year listing history are counted on a pro-rata basis. A component stock is added to the HSCI following the semi-annual review process if (a) it experienced less than 20 trading days without turnover during the preceding 12 months (excluding days on which such component stock was suspended from trading) and (b) the component stock’s 12-month average market capitalization rank rises to the 160th position or above. The number of component stocks in the HSCI is fixed at 200, and, in the event that the number of component stocks that are removed from and added to the HSCI is not the same, the next highest ranking component stock will be added or the next lowest ranking component stock will be removed, as the case may be. H-Share companies joining or leaving the HSCI are automatically included or excluded from the Hang Seng China Enterprises Index.

Index Calculation

     The Hang Seng China Enterprises Index had a base value of 1,000 at launch, but was rebased on October 3, 2001 following the launch of the HSCI Series with a value of 2,000 on January 3, 2000 to align the Hang Seng China Enterprises Index with the HSCI Series.

     The calculation methodology of the Hang Seng China Enterprises Index changed on March 6, 2006 to a free float-adjusted market capitalization methodology. This free float adjustment aims to exclude from the index calculation long-term core shareholdings that are not readily available for trading. A free float-adjusted factor, which represents the proportion of shares that are free-floating as a percentage of issued shares, is now used to adjust the number of shares for index calculation. A cap of 15% is placed on individual component stock weights in the Hang Seng China Enterprises Index, which are reviewed semi-annually to ensure that no one component stock dominates the Hang Seng China Enterprises Index. If any component stock exceeds 15% of the value of the Hang Seng China Enterprises Index, HSI will cap such component stock’s representation in the Hang Seng China Enterprises Index at 15% until the next following semi-annual review. The following shareholdings are viewed as strategic in nature and are excluded from the Hang Seng China Enterprises Index calculation:

  shares held by strategic shareholder(s) who individually or collectively control more than 30% of the shareholdings;

  shares held by director(s) who individually control more than 5% of the shareholdings;

  shares held by a Hong Kong-listed company that controls more than 5% of the shareholdings as investments; and

  shares held by shareholder(s) who individually or collectively represent more than 5% of the shareholdings in the company and have a publicly disclosed lock-up arrangement.

The Stock Exchange of Hong Kong Ltd.

     Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

     Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time, or 11:30 p.m. or 2:55 a.m., Eastern Standard Time.

     The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

     An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the Index may be limited by suspension of trading of individual equity securities which compose the Index which may, in turn, adversely affect the value of the notes.

Licensing Agreement with HSI Services Limited

     We have entered into an agreement with HSI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Hang Seng China Enterprises Index, which is owned and published by HSI, in connection with certain securities, including the notes.

     THE HANG SENG CHINA ENTERPRISES INDEX IS PUBLISHED AND COMPILED BY HSI SERVICES LIMITED PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED. THE MARK AND NAME OF THE HANG SENG CHINA ENTERPRISES INDEX ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED. HSI SERVICES LIMITED AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE HANG SENG CHINA ENTERPRISES INDEX BY JP MORGAN CHASE & CO., IN CONNECTION WITH THE NOTES (THE “PRODUCT”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (I) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (II) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (III) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE HANG SENG CHINA ENTERPRISES INDEX AND ANY OF THE RELATED FORMULA OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HSI SERVICES LIMITED WITHOUT NOTICE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (I) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY JP MORGAN CHASE & CO. IN CONNECTION WITH THE PRODUCT; OR (II) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HANG SANG CHINA ENTERPRISES INDEX; OR (III) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (IV) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SEND DATA SERVICES LIMITED IN CONNECTION WITH THE PRODUCT IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE PRODUCT. ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE PRODUCT DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HSI SERVICES LIMITED AND HANG SENG DATA SERVICES LIMITED. FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

THE KOREA STOCK PRICE INDEX 200

     We have derived all information contained in this product supplement regarding the Korea Stock Price Index 200 (the “KOSPI 200”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”), the publisher of the KOSPI 200. We make no representation or warranty as to the accuracy or completeness of such information. The KOSPI 200 is calculated, maintained and published by KRX. KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

     The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Stock Exchange (“KSE”). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups. The KOSPI 200 is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

Selection Criteria

     All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:

  stocks with administrative issues;

  stocks with liquidation issues;

  stocks issued by securities investment companies;

  stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

  stocks belonging to the industry groups other than those industry groups listed below;

  a constituent stock merged into a non-constituent stock;

  a company established as a result of a merger between two constituent stocks; and

  any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

     The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

     The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

  Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

  Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

     The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

     Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI 200, by taking into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the concerned stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

KOSPI 200 Calculation

     The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

     If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

     Share prices refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

     The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

  An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

  In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

  If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

  When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

     The periodic realignment date is the trading day following the day, which is the last trading day of June contracts of both the index futures and index options. In the event where a constituent of the KOSPI 200 falls under any of the following cases, such constituent shall be removed from the constituents and the removal date is as follows:

  Delisting: the trading day following the delisting date;

  Designation as administrative issue: the designation date;

  Merger: the day of trading halt; and

  It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

     When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Stock Exchange

     The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

     Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day’s respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

     On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

     The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

     The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

     The notes are not sponsored, endorsed, sold or promoted by KRX, the successor of the Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to JPMorgan Chase & Co. or the notes. KRX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

     KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI SINGAPORE INDEX AND THE MSCI TAIWAN INDEX

     We have derived all information contained in this product supplement regarding the MSCI Singapore Index and the MSCI Taiwan Index (together, “the MSCI Indices”), including, without limitation, their makeup, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

Transition

     On March 28, 2007, MSCI announced changes to the methodology used by MSCI to calculate its Standard and Small Cap Indices. The transition of the Standard and Small Cap Indices to the MSCI Indices occurred in two phases, the first completed as of November 30, 2007 and the second completed as of May 30, 2008. The current index calculation methodology used to formulate the MSCI Indices (and which is also used to formulate the indices included in the MSCI Global Index Series) (the “MSCI Global Investable Market Indices Methodology”) was implemented as of June 1, 2008.

The MSCI Singapore Index

     The MSCI Singapore Index is a free float-adjusted market capitalization index of securities listed on the Singapore Stock Exchange. The MSCI Singapore Index is calculated daily in the local currencies and published in real time every 15 seconds during market trading hours. The MSCI Singapore Index is reported by Bloomberg L.P. under the ticker symbol “SGY.”

The MSCI Taiwan Index

     The MSCI Taiwan Index is a free float-adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. The MSCI Taiwan Index is calculated daily in the local currencies and published in real time every 15 seconds during market trading hours. The MSCI Taiwan Index is reported by Bloomberg L.P. under the ticker symbol “TWY.”

Constructing the MSCI Global Investable Market Indices

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

     The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

     The “Equity Universe” is the aggregation of all Market Investable Equity Universes. The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

     Defining the Equity Universe

     (i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

     (ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii)	Equity Universe Minimum Float–Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float–adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading. The ATVR screens out extreme daily trading volumes, taking into account the free float-adjusted market capitalization size of securities. The aim of the 12-month and 3- month ATVR together with 3-month Frequency of Trading is to select securities with a sound long and short-term liquidity. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3- month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developing Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depository Receipt if it is trading in the same geographical region. Depository Receipts are deemed liquid if they meet all the above mentioned criteria for 12- month ATVR, 3-month ATVR and 3-month Frequency of Trading.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi–Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi–Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size–based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size–Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size–segment investability requirements and index continuity rules.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard (“GICS”). The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Indices

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi–Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

    Updating the indices on the basis of a fully refreshed Equity Universe.

    Taking buffer rules into consideration for migration of securities across size and style segments.

    Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

    Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

    Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

    Reflecting the impact of significant market events on FIFs and updating NOS.

     QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event–related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

     The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November. The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. All changes resulting from corporate events are announced prior to their implementation.

     The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time through the Advance Corporate Events (ACE) File.

     In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

     In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

     Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

     Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

     Price Index Level

     The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

Where:

  PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

  IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

  IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

  PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

  IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

     Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

     Where:

  SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

  SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

  SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

  IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

  Index Market Capitalization

Where:

  IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

  FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

     Mergers and Acquisitions

     As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

     Tender Offers

     In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

     In certain cases, securities may be deleted earlier than the last offer day. For example, in the case of tender offers in the United Kingdom, a security is typically deleted two business days after the offer is declared unconditional in all respects.

     If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

     Late Announcements of Completion of Mergers and Acquisitions

     When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

     Conversions of Share Classes

     Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

     Spin-Offs

     On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

     In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

     When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

     Corporate Actions

     Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

     If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

     Share Placements and Offerings

     Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

     Debt-to-Equity Swaps

     In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

     Suspensions and Bankruptcies

     MSCI will remove from the MSCI Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI, in connection with certain securities, including the notes.

     THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE NIKKEI 225 INDEX

     We have derived all information contained in this product supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We make no representation or warranty as to the accuracy or completeness of such information. The Nikkei 225 Index was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 Index.

     The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

     The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

     The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

  Financials — Banks, Miscellaneous Finance, Securities, Insurance;

  Consumer Goods — Marine Products, Food, Retail, Services;

  Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

  Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

  Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

     The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.718 as of January 22, 2010 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

     A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

     A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

     We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities, including the notes.

     Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

     The Nikkei 225 Index is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbum, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei Stock Average,” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the index. Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Index Sponsor.”

     THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE NIKKEI 225 INDEX SPONSOR. THE NIKKEI 225 INDEX SPONSOR DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED AS TO THE USE OF THE NIKKEI 225 INDEX OR THE FIGURE AS WHICH THE NIKKEI 225 INDEX STANDS AT ANY PARTICULAR DAY OR OTHERWISE. THE NIKKEI 225 INDEX IS COMPILED AND CALCULATED SOLELY BY THE NIKKEI 225 INDEX SPONSOR. HOWEVER, THE NIKKEI 225 INDEX SPONSOR SHALL NOT BE LIABLE TO ANY PERSON FOR ANY ERROR IN THE NIKKEI 225 INDEX AND THE NIKKEI 225 INDEX SPONSOR SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON, INCLUDING A PURCHASE OR VENDOR OF THE NOTES, OF ANY ERROR THEREIN.

     In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

The Tokyo Stock Exchange

     The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

THE S&P 500® INDEX

     We have derived all information contained in this product supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Index.

     The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

     The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

     To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

     The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of		Divisor
Corporate Action	Comments	Adjustment

Company added/	Net change in market value determines divisor	Yes
deleted	adjustment.

Change in shares	Any combination of secondary issuance, share	Yes
outstanding	repurchase or buy back – share counts revised to
reflect change.

Stock split	Share count revised to reflect new count. Divisor	No
adjustment is not required since the share count and
price changes are offsetting.

Spin-off	If spun-off company is not being added to the index,	Yes
the divisor adjustment reflects the decline in index
market value (i.e., the value of the spun-off unit).

Spin-off	Spun-off company added to the index, another	Yes
company removed to keep number of names fixed.
Divisor adjustment reflects deletion.

Change in IWF due to a	Increasing (decreasing) the IWF increases (decreases)	Yes
corporate action or a	the total market value of the index. The divisor
purchase or sale by an	change reflects the change in market value caused by
inside holder.	the change to an IWF.

Special dividend	When a company pays a special dividend the share	Yes
price is assumed to drop by the amount of the
dividend; the divisor adjustment reflects this drop in
index market value.

Rights offering	Each shareholder receives the right to buy a	Yes
proportional number of additional shares at a set
(often discounted) price. The calculation assumes
that the offering is fully subscribed. Divisor
adjustment reflects increase in market cap measured
as the shares issued multiplied by the price paid.

     Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value

New Divisor

New Divisor	=	Post-Event Aggregate Market Value

Pre-Event Index Value

     A large part of the index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P” AND “S&P 500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

OTHER INDICES

     If the notes are linked to an index not described in this product supplement or to an index described in this product supplement has changed its methodology in any material respect, a separate index supplement or the relevant terms supplement will provide additional information relating to such index.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities Inc., or JPMSI, will act as the calculation agent. The calculation agent will determine, among other things, the Index Starting Level and Index Closing Level of each Basket Index, the Ending Basket Level, the Strike Level, if applicable, the Basket Return if the notes are not automatically called, the Index Return for each Basket Index, the Exchange Rate and the Adjusted Closing Level of each Basket Index on any relevant trading day, whether the automatic call feature has triggered a mandatory redemption and the amount, if any, that we will pay you upon an automatic call or at maturity. The calculation agent will also determine whether there has been a market disruption event, a currency disruption event or a discontinuation of any Basket Index or a Currency Succession Event and whether there has been a material change in the method of calculation of any of the Basket Indices. The calculation agent will also be responsible for determining the Exchange Rate for an Underlying Currency if the Exchange Rate is not available on Reuters or Bloomberg, as applicable, and selecting a Successor Currency, if applicable. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon automatic call on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date or the date for payment of the call price, as applicable.

     All calculations with respect to the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the Basket Closing Level (including each Index Return and Index Closing Level for each Basket Index) and the closing level, Exchange Rate and Adjusted Closing Level of each Basket Index on any relevant date will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note upon automatic call or at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from calculating the Basket Closing Level on any Review Date and consequently, the Basket Return if the notes are not automatically called and calculating the amount that we are required to pay you, if any, upon an automatic call or at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to the events described in the following paragraph individually as a “market disruption event.”

     With respect to each Basket Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  a suspension, absence or material limitation of trading of stocks then constituting 20% or more of such Basket Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such Basket Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

  a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such Basket Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

  a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     For the purpose of determining whether a market disruption event with respect to a Basket Index (or the relevant successor index) exists at any time, if trading in a security included in such Basket Index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Basket Index (or the relevant successor index) shall be based on a comparison of:

  the portion of the level of such Basket Index (or the relevant successor index) attributable to that security relative to the overall level of such Basket Index (or the relevant successor index),

in each case immediately before that suspension or limitation.

     For purposes of determining whether a market disruption event with respect to a Basket Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to such Basket Index (or the relevant successor index);

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on such Basket Index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Index (or the relevant successor index); and

  a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to such

Basket Index (or the relevant successor index) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to each Basket Index or the relevant successor index, the primary organized exchange or market of trading for any security (or any combination thereof) then included in such Basket Index or such successor index, as applicable.

Currency Disruption Events

     Certain events may prevent the calculation agent from determining the applicable Exchange Rate of a Basket Index on any Review Date and consequently, the Basket Return or the amount, if any, that we will pay to you upon automatic call or at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “currency disruption event.”

     A “currency disruption event,” unless otherwise specified in the relevant terms supplement, means the occurrence of any of the following:

(a)	a Convertibility Event;

(b)	a Deliverability Event;

(c)	a Liquidity Event;

(d)	a Taxation Event;

(e)	a Discontinuity Event; or

(f)	a Price Source Disruption Event,

in each case as determined by the calculation agent in its sole discretion and in the case of an event described in clause (a), (b), (c), (d) or (e) above, a determination by the calculation agent in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     “Convertibility Event” means an event that has the effect of preventing, restricting or delaying a market participant from:

(i)	converting an Underlying Currency into U.S. dollars through customary legal channels; or

(ii)	converting an Underlying Currency into U.S. dollars at a rate at least as favorable as the rate for domestic institutions located in the country or economic region the lawful currency of which is the Underlying Currency (the “Underlying Currency Country”).

     “Deliverability Event” means an event that has the effect of preventing, restricting or delaying a market participant from:

(i)	delivering an Underlying Currency from accounts inside the Underlying Currency Country to accounts outside the Underlying Currency Country; or

(ii)	delivering the Underlying Currency between accounts inside the Underlying Currency Country or to a party that is a non-resident of the Underlying Currency Country.

     “Liquidity Event” means the imposition by an Underlying Currency Country (or any political subdivision or regulatory authority thereof) or the United States (each Underlying Currency Country and the United States, a “Relevant Country”) (or any political subdivision or regulatory authority thereof) of any capital or currency controls (such as a restriction placed on the holding of assets in or transactions through any account in an Underlying Currency Country or the United States, as applicable, by a nonresident of such Underlying Currency Country or the United States), or the publication of any notice of an intention to do so, which the calculation agent determines in good faith and in a commercially reasonable manner is likely to materially affect an investment in the applicable Underlying Currency or U.S. dollars.

     “Taxation Event” means the implementation by the applicable Relevant Country (or any political subdivision or regulatory authority thereof), or the publication of any notice of an intention to implement, any changes to the laws or regulations relating to foreign investment in such Relevant Country, as applicable (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the calculation agent determines in good faith in a commercially reasonable manner are likely to materially affect an investment in the applicable Underlying Currency or U.S. dollars.

     “Discontinuity Event” means the pegging or de-pegging of an Underlying Currency to U.S. dollars or the controlled appreciation or devaluation by the Relevant Country (or any political subdivision or regulatory authority thereof) of an Underlying Currency relative to U.S. dollars, as determined by the calculation agent in good faith and in a commercially reasonable manner.

     “Price Source Disruption Event” means the non-publication or unavailability of the applicable spot rate for an Underlying Currency relative to U.S. dollars on the applicable Reuters or Bloomberg page (or any substitute page) specified in the relevant terms supplement and at the time specified in the relevant terms supplement.

Discontinuation of a Basket Index; Alteration of Method of Calculation

     If the Index Sponsor of a Basket Index discontinues publication of such Basket Index and such Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a “successor index”), then the closing level and Exchange Rate for such Basket Index on any Review Date or any other relevant date on which the Adjusted Closing Level for such Basket Index is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for such successor index on such day and the Exchange Rate for such successor index on such day.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Index Sponsor for a Basket Index discontinues publication of such Basket Index prior to, and such discontinuation is continuing on, a Review Date or any other relevant date on which the Adjusted Closing Level for such Basket Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor index for such Basket Index is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Review Date or other relevant date, then the calculation agent will determine the closing level for such Basket Index for such date. The closing level for such Basket Index will be computed by the calculation agent in accordance with the formula for and method of calculating such Basket Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing such Basket Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of a Basket Index or its successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating a Basket Index or a successor index, or the level thereof, is changed in a material respect, or if a Basket Index or a successor index is in any other way modified so that such Basket Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of such Basket Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Adjusted Closing Level for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Basket Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for such Basket Index with reference to such Basket Index or such successor index, as adjusted. Accordingly, if the method of calculating such Basket Index or such successor index is modified so that the level of such Basket Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index), then the calculation agent will adjust its calculation of such Basket Index or such successor index in order to arrive at a level of such Basket Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Currency Succession Events

     A “Currency Succession Event” means the occurrence of either of the following events:

(a)	an Underlying Currency or the U.S. dollar is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

(b)	any Relevant Country divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

     We refer to the applicable Underlying Currency or the U.S. dollar with respect to which a Currency Succession Event has occurred as the “Former Currency.”

     On and after the effective date of a Currency Succession Event, the Former Currency will be deemed to be replaced with:

(i)	in the case of clause (a) above, the currency that lawfully replaces the Former Currency, into which the Former Currency is converted or redenominated, or for which the Former Currency is exchanged, as applicable, or

(ii)	in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the Former Currency, taking into account the latest available quotation for the spot rate of the Former Currency relative to the U.S. dollar or the applicable Underlying Currency relative to the U.S. dollar, as applicable, and any other information that it deems relevant.

     We refer to the replacement currency determined as described in clause (i) or (ii) above as a “Successor Currency.”

     Upon the occurrence of a Currency Succession Event:

(x)	if the Former Currency is an Underlying Currency, the Exchange Rate for the Successor Currency on any currency business day prior to the Currency Succession Event will be equal to (A) the product of the prior Exchange Rate for the Former Currency on such currency business day and the official conversion rate for the Former Currency per one unit of Successor Currency (as publicly announced by the Underlying Currency Country) used by the Underlying Currency Country to set its official exchange rate for the U.S. dollar per one unit of Successor Currency on the effective date of such Currency Succession Event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the Underlying Currency Country, the product of the Exchange Rate for the Successor Currency on the effective date of such Currency Succession Event and a fraction, the numerator of which is the prior Exchange Rate for the Former Currency on such currency business day and the denominator of which is the Exchange Rate for the Former Currency on the currency business day immediately preceding the effective date of such Currency Succession Event; or

(y)	if the Former Currency is the U.S. dollar, the Exchange Rate for each Underlying Currency on any currency business day prior to the Currency Succession Event will be adjusted to be equal to (A) the product of the Exchange Rate for such Underlying Currency on such currency business day and the official conversion rate for the Successor Currency per one unit of Former Currency (as publicly announced by the United States) used by the United States to set its official exchange rate for such Underlying Currency per one unit of Successor Currency on the effective date of such Currency Succession Event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the United States, the product of the Exchange Rate for such Underlying Currency (determined by reference to the spot rate of such Underlying Currency relative to the Successor Currency) on the effective date of such Currency Succession Event and a fraction, the numerator of which is the Exchange Rate for such Underlying Currency on such currency business day and the denominator of which is the Exchange Rate for such Underlying Currency (determined by reference to the spot rate of such Underlying Currency relative to the Former Currency) on the currency business day immediately preceding the effective date of such Currency Succession Event.

     Upon the occurrence of a Currency Succession Event, the calculation agent will select in good faith and in a commercially reasonable manner a substitute Reuters or Bloomberg page for purposes of determining the Exchange Rates of the affected Underlying Currencies.

     Notwithstanding the foregoing, if, as a result of a Currency Succession Event, (1) in the case of a Former Currency that is an Underlying Currency, the Successor Currency is the same as the U.S. dollar or, (2) in the case of a Former Currency that is the U.S. dollar, an Underlying Currency is the same as the Successor Currency, in lieu of the adjustments described in the two immediately preceding paragraphs, the Exchange Rate for the affected Underlying Currency on each currency business day occurring on and after the effective date of such Currency Succession Event will be deemed to be equal to the Exchange Rate for such Underlying Currency on the currency business day immediately preceding such effective date.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be (1) if (a) the date of acceleration is a Review Date and an automatic call would have been triggered on the date of acceleration or (b) the date of acceleration occurs prior to the final Review Date and an automatic call would have been triggered on the date of acceleration as if such date were the next succeeding Review Date immediately following the date of acceleration, an amount in cash equal to the amount payable upon automatic call per $1,000 principal amount note as described under the caption “Description of Notes — Automatic Call,” calculated as if the date of acceleration were such Review Date, or (2) in all other circumstances, an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Review Date.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

      The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

      We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether Davis Polk & Wardwell LLP expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions.” While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” with respect to the Basket and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to an automatic call, sale or exchange as described below.

     Sale, Exchange or Redemption of a Note. Upon a sale or exchange of a note (including redemption at maturity or upon an automatic call), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes (even though you will not receive any cash with respect to the notes prior to maturity or automatic call) and any income recognized upon a sale or exchange of your notes (including redemption at maturity or upon an automatic call) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of your notes and/or might treat all or a portion of the gain or loss on the sale or exchange of your notes (including redemption at maturity or upon an automatic call) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes. In addition, in December 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a nonresident alien fiduciary of a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity or upon an automatic call).

     If you are a Non-U.S. Holder of a note and if the characterization of the notes as “open transactions” is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments described therein, which might include the notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     If the notes were recharacterized as indebtedness, any income or gain from a note nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the notes is unclear, payments made to you with respect to a note may be withheld upon at a rate of up to 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), JPMSI has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The net proceeds received from the sale of the notes will be used, in part, by JPMSI or one of its affiliates in connection with hedging our obligation under the notes. The underwriting arrangements for this offering will comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, neither JPMSI nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 181-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 181-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 181-A-I nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 181-A-I nor the related index supplement, the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 181-A-I and any related index supplement, accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re- sale or replacement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus, prospectus supplement and terms supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     None of this product supplement no. 181-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 181-A-I, any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 181-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.